Frontier Airlines Reports Second Quarter 2024 Financial Results
DENVER - August 8, 2024 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported financial results for the second quarter of 2024 and issued guidance for the third quarter and full-year 2024.
Highlights:
•Total operating revenues were $973 million, 1 percent higher than the comparable 2023 quarter
•Achieved annual run rate cost savings of more than $100 million from the cost savings program launched in the third quarter of 2023
•Cost per available seat mile (“CASM”) was 8.98 cents, a reduction of 6 percent over the comparable 2023 quarter
•Adjusted CASM (excluding fuel), a non-GAAP measure, was 6.24 cents, on a 13 percent shorter average stage length; adjusted CASM (excluding fuel) on a stage-length adjusted basis to 1,000 miles, a non-GAAP measure, was 16 percent lower than the comparable 2023 quarter
•Pre-tax income and adjusted (non-GAAP) pre-tax income were each $32 million; pre-tax margin and adjusted (non-GAAP) pre-tax margin were each 3.3 percent
•Took delivery of six A321neo aircraft during the second quarter, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 80 percent as of June 30, 2024, the highest of all major U.S. carriers
•The Company's aircraft delivery schedule with Airbus was updated to defer 54 aircraft deliveries, with original delivery dates in 2025-2028 (based on the March 31, 2024 delivery schedule), out to 2029-2031 (refer to "Fleet" section for more detail)
•Frontier's fleet age is, on average, approximately 4 years, making it the youngest among all U.S.-based carriers
•Generated 104 available seat miles (“ASMs”) per gallon, reaffirming Frontier’s position as “America's Greenest Airline” as measured by fuel efficiency (ASMs per fuel gallon consumed during the second quarter; compared to all other major U.S. carriers)
•Opened bases in Cincinnati, Chicago and San Juan, bringing the total to 13, and reached targeted levels of scheduled out-and-back flying in June 2024, driving an improvement to on-time performance versus prior year
•Introduced 'The New Frontier,' a significant transformation in the Company's product and customer service offerings reflecting a commitment to deliver an exceptional value and superior travel experience to customers

“Despite industry oversupply across the United States, we effectively navigated the quarter due in part to our network and revenue diversification, combined with our industry-leading and improving cost advantage,” commented Barry Biffle, Chief Executive Officer. “While consumer travel demand has remained resilient on peak days of the week, post-pandemic travel patterns have compelled us to concentrate our flying on peak days. Coupled with the maturity of new revenue initiatives and our cost advantage, we believe we will drive margin improvement and be the clear low-cost winner in 2025 and beyond.”

Second Quarter 2024 Select Financial Highlights
The following is a summary of second quarter select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to “Reconciliations of Non-GAAP Financial Information” in the appendix of this release.

(unaudited, in millions, except for percentages and per share data)
	Three Months Ended June 30,
	2024		2023
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$973	$973	$967	$967
Total operating expenses	$948	$948	$888	$888
Pre-tax income	$32	$32	$88	$88
Pre-tax margin	3.3%	3.3%	9.1%	9.1%
Net income	$31	$31	$71	$71
Earnings per share, diluted	$0.14	$0.14	$0.31	$0.31
Revenue Performance
Total operating revenue for the second quarter of 2024 increased 1 percent to $973 million on capacity growth of 13 percent, both compared to the corresponding 2023 quarter. Departures increased 26 percent over the corresponding 2023 quarter as average stage length decreased 13 percent to 899 miles. Total revenue per passenger was $109 and the flown load factor was 78.1 percent.
Revenue per available seat mile (“RASM”) was 9.21 cents, 11 percent lower compared to the corresponding 2023 quarter, largely driven by the impact of domestic seat growth, which outpaced seasonal demand, trends. RASM was also impacted by the effects from the above-average concentration of capacity in new markets and the launch of 'The New Frontier' during the quarter, which, among other things, eliminates change fees on certain product bundles, provides more transparent pricing and greatly expands customer benefits and support.
With scheduled seat growth for both the industry and Frontier expected to decelerate beginning in the third quarter, coupled with the expected progression in the maturity of Frontier's network enhancements and new product and distribution offerings, including the 'The New Frontier,' year-over-year RASM is expected to inflect positive in the fourth quarter of 2024 and into 2025.
Cost Performance
Frontier’s sustainable cost advantage delivered total operating expenses of $948 million in the second quarter, including $288 million of fuel expenses at an average cost of $2.84 per gallon. Adjusted total operating expenses (excluding fuel), a non-GAAP measure, were $660 million, including benefits from the cost savings program launched in the third quarter of 2023 as well as the cost benefit from aircraft lease extensions executed during the quarter. Since the launch of the cost savings program, the Company has achieved annual run rate cost savings of more than $100 million, with more expected to come.

CASM was 8.98 cents in the second quarter of 2024, 6 percent lower than the comparable 2023 quarter. CASM (excluding fuel), a non-GAAP measure, was 6.24 cents, 10 percent lower than the 2023 quarter. Adjusted CASM (excluding fuel) stage-length adjusted to 1,000 miles, a non-GAAP measure, was 16 percent lower than the comparable 2023 quarter due primarily to five additional aircraft sale-leaseback transactions in the quarter and the cost benefit from aircraft lease extensions, along with aggressive cost management across the organization that helped mitigate year-over-year inflationary impacts, supported by network simplification.

Earnings
Pre-tax income and adjusted (non-GAAP) pre-tax income for the second quarter of 2024 were both $32 million, reflecting a pre-tax margin of 3.3 percent.
Net income and adjusted (non-GAAP) net income for the second quarter of 2024 were both $31 million.
Cash and Liquidity
Unrestricted cash and cash equivalents as of June 30, 2024 was $658 million. Cash net of debt was $206 million, $50 million higher than March 31, 2024.
Fleet
As of June 30, 2024, Frontier had a fleet of 148 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2025 and 2036.

Equipment	Quantity	Seats
A320neo	82	186
A320ceo	8	180 - 186
A321ceo	21	230
A321neo	37	240
Total fleet	148
Frontier is “America's Greenest Airline” as measured by fuel efficiency (ASMs per fuel gallon consumed during the second quarter; compared to all other major U.S. carriers). During the second quarter of 2024, Frontier generated 104 ASMs per gallon, similar to the corresponding 2023 quarter.
Frontier took delivery of six A321neo aircraft during the second quarter of 2024, all financed with sale-leaseback transactions, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 80 percent as of June 30, 2024, the highest of all major U.S. carriers. The A321neo is expected to unlock meaningful scale efficiencies by way of fuel savings and higher average seats per departure. As of June 30, 2024, the Company had commitments for an additional 198 aircraft to be delivered through 2029, including purchase commitments for 49 A320neo aircraft and 149 A321neo aircraft, the latter of which represents 75 percent of future committed deliveries.
In August 2024, the Company executed a binding term sheet with Airbus which defers aircraft deliveries with original delivery dates in 2025-2028 out to 2029-2031, lowering fleet inductions in each of the next four years, thereby reducing the Company's financing needs and PDP commitments in the coming years. The expected remaining orderbook of 187 aircraft as of January 1, 2025 are now expected to be delivered as summarized in the following table:

Year	Revised Delivery Schedule (a)	Prior Delivery Schedule as of March 31, 2024	Change
2025	21	42	(21)
2026	22	41	(19)
2027	34	42	(8)
2028	34	40	(6)

2029	36	22	14
2030 and thereafter	40	—	40
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(a)Also includes the impact from the Company's declination of the June 2024 A321XLR conversion option
Forward Guidance
The guidance provided below is based on the Company’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company’s reports on file with the Securities and Exchange Commission (the “SEC”). Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.
The Company reached targeted levels of out-and-back flying in June 2024 and continues to make significant progress in allocating capacity growth to high-fare and underserved “VFR” (Visiting Friends and Relatives) markets. While these network enhancements, along with new product and distribution offerings, including ‘The New Frontier,' are expected to be key contributors to Frontier’s success, the Company, along with other domestic carriers, is currently experiencing fare pressure caused by excess domestic capacity growth which is expected to begin to decelerate in the second half of 2024 and into early 2025.

The Company determined in June that off-peak demand was underperforming expectations, which led to an adjustment to scheduled capacity for late-August 2024 and beyond. Since this change, average selling fares for September 2024 have inflected positively compared to the prior year.
Third Quarter 2024
Capacity is expected to grow by 4 to 6 percent over the comparable 2023 quarter. Pursuant to the shift to high-fare, underserved markets, a significant portion of scheduled capacity in the third quarter of 2024 is allocated to new markets which the Company believes will drive higher RASM as they mature and industry capacity better aligns with demand. Fuel costs are expected to be $2.60 to $2.70 per gallon based on the blended fuel curve on August 5, 2024. Adjusted (non-GAAP) total operating expenses (excluding fuel) are expected to be $700 to $720 million. Adjusted (non-GAAP) pre-tax margin (excluding special items) is expected to be (3) to (6) percent, including an estimated 4 percentage point impact related to weather, including Hurricane Debby, and the July Microsoft/CrowdStrike outage.
Full Year 2024
Capacity is expected to increase 5 to 7 percent compared to 2023 and adjusted (non-GAAP) pre-tax margin is expected to be (1.5) to 1.5 percent (excluding special items). Fuel costs are now expected to be $2.70 to $2.80 per gallon based on the blended fuel curve on August 5, 2024. Adjusted (non-GAAP) CASM (excluding fuel), stage-length adjusted to 1,000 miles, is expected to be down 1 to 2 percent over the prior year, despite significant capacity reductions implemented since the last guidance update on May 2, 2024. Pre-delivery deposits, net of refunds, are expected to be $(20) to $0 million and other capital expenditures are expected to be $150 to $170 million.

The current forward guidance estimates are presented in the following tables:

Third Quarter
2024(a)
Capacity growth (versus 3Q 2023)(b)	4 to 6 percent
Adjusted (non-GAAP) total operating expenses (excluding fuel) ($ millions)(c)	$700 to $720
Average fuel cost per gallon(d)	$2.60 to $2.70
Effective tax rate(e)	23 percent
Adjusted (non-GAAP) pre-tax margin	(3) to (6) percent

Full Year
2024(a)
Capacity growth (versus 2023)(b)	5 to 7 percent
Average fuel cost per gallon(d)	$2.70 to $2.80
Adjusted (non-GAAP) CASM (excluding fuel), stage-length adjusted to 1,000 miles (versus 2023)(c)	(1) to (2) percent
Adjusted (non-GAAP) pre-tax margin	(1.5) to 1.5 percent
Pre-delivery deposits, net of refunds ($ millions)	$(20) to $0
Other capital expenditures ($ millions)(f)	$150 to $170
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(a)Includes guidance on certain non-GAAP measures, including adjusted total operating expenses (excluding fuel) and adjusted pre-tax margin, and which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Given the dynamic nature of the current demand environment, actual capacity adjustments made by the Company may be materially different than what is currently expected.
(c)Amount estimated excludes fuel expense and special items, the latter of which are not estimable at this time. The amount takes into consideration the additional expected capacity. Stage-length adjusted to 1,000 miles: Adjusted CASM (excluding fuel) * Square root (stage length / 1,000).
(d)Estimated fuel cost per gallon is based upon the blended jet fuel curve on August 5, 2024 and is inclusive of estimated fuel taxes and into-plane fuel costs.
(e)The Company’s third quarter actual tax rate may differ from the forecasted rate due to varying factors which may include, but are not limited to, the composition of items of income and expense recognized, including the amount of non-deductible or other similar items including but not limited to a valuation allowance.
(f)Other capital expenditures estimate includes capitalized heavy maintenance.
Conference Call
The Company will host a conference call to discuss second quarter 2024 results today, August 8, 2024, at 12:00 p.m. Eastern Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company’s website at https://ir.flyfrontier.com/news-and-events/events. The call will also be archived and available for 90 days on the investor relations section of the Company’s website.
About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (Nasdaq: ULCC), is committed to “Low Fares Done Right.” Headquartered in Denver, Colorado, the Company operates 148 A320 family aircraft and has the largest A320neo family fleet in the U.S. The use of these aircraft, along with Frontier’s high-density seating configuration and weight-saving initiatives, have contributed to Frontier’s continued ability to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed. With nearly 200 new Airbus planes on order, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as

amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company’s operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including an inflationary environment and potential recession, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company’s flight operations, including due to factors beyond the Company’s control, such as adverse weather events or air traffic controller staffing shortages; the Company’s ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine and the conflict in the Middle East; the Company’s reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company’s relationships with these providers or their provision of services; adverse publicity and/or harm to the Company’s brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company’s network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company’s reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company’s operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company’s failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company’s inability to accept or integrate new aircraft into the Company’s fleet as planned; the impacts of the Company’s significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company’s financial condition and business; failure to comply with the covenants in the Company’s financing agreements or failure to comply with financial and other covenants governing the Company’s other debt; changes in, or failure to retain, the Company’s senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned “Risk Factors” in the Company’s reports and other documents filed with the SEC, including the Company’s Annual Report on Form

10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 20, 2024, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which was filed with the SEC on May 2, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 being filed at or around the date hereof.

Frontier Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except share and per share data)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2024	2023		2024	2023
Operating revenues:
Passenger	$950	$945	1%	$1,795	$1,775	1%
Other	23	22	5%	43	40	8%
Total operating revenues	973	967	1%	1,838	1,815	1%

Operating expenses:
Aircraft fuel	288	244	18%	551	536	3%
Salaries, wages and benefits	244	211	16%	477	414	15%
Aircraft rent	147	148	(1)%	306	279	10%
Station operations	163	124	31%	300	248	21%
Maintenance, materials and repairs	42	52	(19)%	91	97	(6)%
Sales and marketing	47	44	7%	87	84	4%
Depreciation and amortization	18	12	50%	34	23	48%
Other operating	(1)	53	N/M	(2)	80	N/M
Total operating expenses	948	888	7%	1,844	1,761	5%
Operating income (loss)	25	79	(68)%	(6)	54	N/M
Other income (expense):
Interest expense	(8)	(7)	14%	(17)	(13)	31%
Capitalized interest	7	6	17%	16	12	33%
Interest income and other	8	10	(20)%	15	18	(17)%
Total other income (expense)	7	9	(22)%	14	17	(18)%
Income (loss) before income taxes	32	88	(64)%	8	71	(89)%
Income tax expense (benefit)	1	17	(94)%	3	13	(77)%
Net income (loss)	$31	$71	(56)%	$5	$58	(91)%
Earnings (loss) per share:
Basic (a)	$0.14	$0.32	(56)%	$0.02	$0.26	(92)%
Diluted (a)	$0.14	$0.31	(55)%	$0.02	$0.26	(92)%

Weighted-average common shares outstanding:
Basic (a)	224,214,030	219,402,647	2%	223,822,565	218,792,850	2%
Diluted (a)	226,603,798	220,425,659	3%	226,203,376	220,223,273	3%
__________________
N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the 3.1 million warrants outstanding relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested restricted stock units are included in the diluted earnings per share calculations. In addition, most of the Company’s 2.2 million outstanding options are participating securities and are therefore not expected to be part of the Company’s diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company’s earnings per share calculation as they are eligible to participate in the Company’s earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share.

Frontier Group Holdings, Inc. Selected Operating Statistics (unaudited)
	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2024	2023		2024	2023
Operating statistics (a)
Available seat miles (“ASMs”) (millions)	10,552	9,337	13%	19,998	18,112	10%
Departures	57,176	45,408	26%	105,842	88,120	20%
Average stage length (miles)	899	1,038	(13)%	925	1,045	(11)%
Block hours	147,506	128,854	14%	279,563	251,824	11%
Average aircraft in service	145	123	18%	141	122	16%
Aircraft – end of period	148	126	17%	148	126	17%
Average daily aircraft utilization (hours)	11.2	11.5	(3)%	10.9	11.4	(4)%
Passengers (thousands)	8,899	7,596	17%	15,904	14,422	10%
Average seats per departure	204	198	3%	203	197	3%
Revenue passenger miles (“RPMs”) (millions)	8,238	7,964	3%	15,107	15,226	(1)%
Load Factor	78.1%	85.3%	(7.2) pts	75.5%	84.1%	(8.6) pts
Fare revenue per passenger ($)	39.91	47.59	(16)%	42.68	46.05	(7)%
Non-fare passenger revenue per passenger ($)	66.80	76.89	(13)%	70.15	77.06	(9)%
Other revenue per passenger ($)	2.54	2.75	(8)%	2.71	2.72	—%
Total ancillary revenue per passenger ($)	69.34	79.64	(13)%	72.86	79.78	(9)%
Total revenue per passenger ($)	109.25	127.23	(14)%	115.54	125.83	(8)%
Total revenue per available seat mile (“RASM”) (¢)	9.21	10.35	(11)%	9.19	10.02	(8)%
Cost per available seat mile (“CASM”) (¢)	8.98	9.51	(6)%	9.22	9.72	(5)%
CASM (excluding fuel) (¢) (b)	6.24	6.90	(10)%	6.46	6.77	(5)%
CASM + net interest (¢) (b)	8.90	9.41	(5)%	9.15	9.63	(5)%
Adjusted CASM (¢) (b)	8.98	9.51	(6)%	9.22	9.71	(5)%
Adjusted CASM (excluding fuel) (¢) (b)	6.24	6.90	(10)%	6.46	6.76	(4)%
Adjusted CASM (excluding fuel), stage-length adjusted to 1,000 miles (¢) (b)(c)	5.92	7.03	(16)%	6.21	6.91	(10)%
Adjusted CASM + net interest (¢) (b)	8.90	9.41	(5)%	9.15	9.62	(5)%
Fuel cost per gallon ($)	2.84	2.69	6%	2.88	3.06	(6)%
Fuel gallons consumed (thousands)	101,690	90,379	13%	191,347	174,966	9%
Full-time equivalent employees	8,100	6,692	21%	8,100	6,692	21%
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(a)Figures may not recalculate due to rounding.
(b)These metrics are not calculated in accordance with GAAP. For the reconciliation to corresponding GAAP measures, see “Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest.”
(c)Stage-length adjusted to 1,000 miles: Adjusted CASM (excluding fuel) * Square root (stage length / 1,000).

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss), as reported	$31	$71	$5	$58
Non-GAAP Adjustments:
Transaction and merger-related costs(a)	—	—	—	1
Pre-tax impact	—	—	—	1
Tax benefit (expense), related to non-GAAP adjustments	—	—	—	—
Valuation allowance(b)	—	—	5	—
Net income (loss) impact	$—	$—	5	1

Adjusted net income (loss)(c)	$31	$71	$10	$59

Income (loss) before income taxes, as reported	$32	$88	$8	$71
Pre-tax impact	—	—	—	1
Adjusted pre-tax income (loss)(c)	$32	$88	$8	$72
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(a)Represents $1 million in employee retention costs incurred in connection with the terminated merger with Spirit Airlines, Inc., for the six months ended June 30, 2023.
(b)During the six months ended June 30, 2024, a $5 million non-cash valuation allowance was recorded against our U.S. federal and state net operating loss deferred tax assets, which largely do not expire, mainly as a result of being in a three-year historical cumulative pre-tax loss position and due to the loss generated during the three months ended March 31, 2024, which has no impact on cash taxes and is not reflective of the Company’s effective tax rate for deductible net operating losses generated or actual cash tax obligations created.
(c)Adjusted net income (loss) and adjusted pre-tax income (loss) are included as a supplemental disclosure because the Company believes they are useful indicators of its operating performance. Derivations of net income (loss) and pre-tax income (loss) are well-recognized performance measurements in the airline industry that are frequently used by the Company’s management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Adjusted net income (loss) and adjusted pre-tax income (loss) have limitations as analytical tools. Adjusted net income (loss) and adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company’s ongoing operations and do not reflect the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted pre-tax income (loss) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted pre-tax income (loss), including adjusted pre-tax margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted pre-tax income (loss) have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total operating expenses, as reported(a)	$948	$888	$1,844	$1,761
Transaction and merger-related costs	—	—	—	(1)
Adjusted total operating expenses(b)	948	888	1,844	1,760
Aircraft fuel	(288)	(244)	(551)	(536)
Adjusted total operating expenses (excluding fuel)(b)	$660	$644	$1,293	$1,224

Total operating expenses, as reported	$948	$888	$1,844	$1,761
Aircraft fuel	(288)	(244)	(551)	(536)
Total operating expenses (excluding fuel)(b)	$660	$644	$1,293	$1,225
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company’s management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company’s profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Net Income (Loss) to EBITDA and EBITDAR and to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$31	$71	$5	$58
Plus (minus):
Interest expense	8	7	17	13
Capitalized interest	(7)	(6)	(16)	(12)
Interest income and other	(8)	(10)	(15)	(18)
Income tax expense (benefit)	1	17	3	13
Depreciation and amortization	18	12	34	23
EBITDA(a)	43	91	28	77
Plus: Aircraft rent	147	148	306	279
EBITDAR(b)	$190	$239	$334	$356

EBITDA(a)	$43	$91	$28	$77
Plus (minus)(c):
Transaction and merger-related costs	—	—	—	1
Adjusted EBITDA(a)	43	91	28	78
Plus: Aircraft rent	147	148	306	279
Adjusted EBITDAR(b)	$190	$239	$334	$357
__________________
(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company’s management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, the Company’s working capital needs; or the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s indebtedness or possible cash requirements related to its warrants. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolate the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as a measure of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Three Months Ended June 30,
	2024		2023
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)		8.98		9.51
Aircraft fuel	(288)	(2.74)	(244)	(2.61)
CASM (excluding fuel)(b)		6.24		6.90

Adjusted CASM (excluding fuel)(b)		6.24		6.90
Aircraft fuel	288	2.74	244	2.61
Adjusted CASM(c)		8.98		9.51
Net interest expense (income)	(7)	(0.08)	(9)	(0.10)
Adjusted CASM + net interest(d)		8.90		9.41

CASM		8.98		9.51
Net interest expense (income)	(7)	(0.08)	(9)	(0.10)
CASM + net interest(d)		8.90		9.41
_______________________
(a)Cost per ASM figures may not recalculate due to rounding. During the three months ended June 30, 2024 and 2023, there were no non-GAAP adjustments.
(b)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(c)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company’s cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company’s management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Six Months Ended June 30,
	2024		2023
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.22		9.72
Aircraft fuel	(551)	(2.76)	(536)	(2.95)
CASM (excluding fuel)(c)		6.46		6.77
Transaction and merger-related costs	—	—	(1)	(0.01)
Adjusted CASM (excluding fuel)(c)		6.46		6.76
Aircraft fuel	551	2.76	536	2.95
Adjusted CASM(d)		9.22		9.71
Net interest expense (income)	(14)	(0.07)	(17)	(0.09)
Adjusted CASM + net interest(e)		9.15		9.62

CASM		9.22		9.72
Net interest expense (income)	(14)	(0.07)	(17)	(0.09)
CASM + net interest(e)		9.15		9.63
_______________________
(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company’s cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company’s management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Earnings (Loss) per Share, Diluted to Adjusted Earnings (Loss) per Share, Diluted
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Earnings (loss) per share, diluted, as reported(a)(b)	$0.14	$0.31	$0.02	$0.26
Tax benefit (expense), related to non-GAAP adjustments	—	—	—	—
Valuation allowance	—	—	0.03	—
Adjusted earnings (loss) per share, diluted(c)	$0.14	$0.31	$0.05	$0.26
______________________
(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(b)Cost per share figures may not recalculate due to rounding.
(c)Adjusted earnings (loss) per share is included a2s a supplemental disclosure because the Company believes it is a useful indicator of operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
Adjusted earnings (loss) per share has limitations as an analytical tool. Adjusted earnings (loss) per share does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations and does not reflect the cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate Adjusted earnings (loss) per share differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted earnings (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted earnings (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted earnings (loss) per share has significant limitations which affect its use as an indicator of profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Contacts:

Jennifer F. de la Cruz Corporate Communications Email: JenniferF.DeLaCruz@flyfrontier.com Phone: 720.374.4207	David Erdman Investor Relations Email: David.Erdman@flyfrontier.com Phone: 720.798.5886